UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2013

01-34219

(Commission File Number)

DESTINATION XL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2623104
(State of Incorporation)	(IRS Employer Identification Number)

555 Turnpike Street, Canton, Massachusetts 02021

(Address of registrant’s principal executive office)

(781) 828-9300

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On June 6, 2013, the Audit Committee of the Board of Directors of Destination XL Group, Inc. (the “Company”) appointed KPMG LLP (“KPMG”) as its new principal accountants to audit its financial statements for the fiscal year ending February 1, 2014, subject to completion of KPMG’s customary client acceptance procedures.

On June 6, 2013, the Audit Committee dismissed Ernst & Young LLP (“Ernst & Young”) as the Company’s principal accountants.

Ernst & Young’s reports on the Company’s financial statements for the fiscal years ended January 28, 2012 and February 2, 2013 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended January 28, 2012 and February 2, 2013 and the subsequent period through June 6, 2013, (i) there were no disagreements between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the matter in its report on the Company’s financial statements; and (ii) there were no reportable events as the term is described in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended January 28, 2012 and February 2, 2013, and through the date of this filing, neither the Company nor anyone acting on its behalf consulted with KPMG regarding any of the matters or events described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The Company provided Ernst & Young with a copy of the disclosures it is making in this Current Report on Form 8-K, and requested that Ernst & Young furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter, dated June 12, 2013, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter from Ernst & Young LLP dated June 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DESTINATION XL GROUP, INC.

By:	/s/ Dennis R. Hernreich
Name:	Dennis R. Hernreich
Title:	Executive Vice President and Chief Financial Officer

Date: June 12, 2013